Exhibit 99.4

高薪技术企业认定证书: Certificate for High-Tech Enterprise

企业名称：大连北港信息产业发展有限公司

Enterprise Name: Dalian Beigang Information Industry Development Company Limited

统一编号：24-00391

Number: 24-00391

大连市科学技术委员会

一九九九年七月十九日

Dalian Science & Technology Commission
Dated on Jul. 19, 1999